Exhibit 10.6

First Amendment

to the

Amended and Restated Supplemental Retirement Agreement between

Alliance Financial Corporation, Alliance Bank, N.A. and Jack H. Webb

WHEREAS, Alliance Financial Corporation, Alliance Bank, N.A., and Jack H. Webb have previously entered into an Amended and Restated Supplemental Retirement Agreement (the “SERP”) dated November 28, 2006;

WHEREAS, Section 14 of the SERP provides for the amendment of the SERP by mutual agreement of the parties; and

WHEREAS, the parties have determined that certain modifications to the SERP are necessary and appropriate;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby amend the SERP as follows:

FIRST CHANGE

Section 1 of the SERP is hereby amended to read as follows:

“1.        Supplemental Retirement Benefit.   In partial consideration for Employee’s past services to the Bank, and subject to the other terms and conditions of this Agreement, the Bank shall pay Employee an annual benefit (“Supplemental Retirement Benefit”) equal to the excess of (a) 70% of Employee’s Final Average Compensation over (b) Employee’s Other Retirement Benefits determined as of the Determination Date; such benefit to paid to the Executive in monthly installments for his life with 120 monthly installments guaranteed. If Employee dies after payments have commenced under Section 6(b) of this Agreement but prior to the receipt of 120 monthly installment payments, any remaining monthly installment payments shall be paid to Employee’s designated beneficiar(ies) or, if none, to his estate, until a total of 120 monthly installments have been paid to Employee and his designated beneficiar(ies). Employee may, from time to time, designate one or more beneficiaries under rules established, and on a form provided, by the Bank for such purpose .”

SECOND CHANGE

Section 5 of the SERP is hereby amended to read as follows:

“5.        Death.   Notwithstanding anything in this Agreement to the contrary, (a) no benefit shall be paid hereunder upon or following Employee’s death if Employee’s death occurs prior to the occurrence of a distributable event described in Section 6(a) of this Agreement and (b) Employee’s death while employed by the Bank shall not be treated as termination of employment for purposes of Section 6(a).”

THIRD CHANGE

The SERP is amended by adding the following new Section 18:

“18.        Investment of Other Retirement Benefits.   Employee agrees that he will manage the investment of his Other Retirement Benefits prudently and with regard to the avoidance of undue risk.”

IN WITNESS WHEREOF, the parties have executed this first amendment to the SERP on the 27th day of January, 2009.

ALLIANCE FINANCIAL CORPORATION

By:	/s/ Lowell A. Seifter

ALLIANCE BANK, N.A.

By:	/s/ Lowell A. Seifter

/s/ Jack H. Webb
Jack H. Webb, Employee